Arvind Krishna's Letter to IBM Investors

ARMONK, N.Y., July 14, 2026 . . . IBM (NYSE: IBM)
IBM Investors –
This morning we are releasing selected preliminary second-quarter 2026 financial results. We are still working to close our financial reporting for the quarter and our final results could be slightly different.
For the second quarter:
Revenue:
-Revenue of $17.2 billion, up 1 percent
-Software revenue up 5 percent
-Consulting revenue flat, up 1 percent at constant currency
-Infrastructure revenue down 7 percent
Profit:
-Gross Profit Margin: GAAP: 57.7 percent, down 100 basis points; Operating (Non-GAAP): 59.4 percent, down 70 basis points
-Pre-Tax Income Margin: GAAP: 14.4 percent, down 90 basis points; Operating (Non-GAAP): 19.2 percent, up 30 basis points
Cash Flow:
-Year to date, net cash from operating activities of $7.8 billion; free cash flow of $4.8 billion
EPS:
-Diluted Earnings Per Share: GAAP: $2.27, down 2 percent; Operating (Non-GAAP): $2.93, up 5 percent

I want to spend some time explaining what we experienced in the quarter that led to the Software and Infrastructure performance shortfall you see above.
When we discussed our expectations with you in April, we noted that we would be wrapping on the launch of z17 in the second quarter. Given this was the strongest start to a mainframe program in our history, we expected Infrastructure revenue to decline low-single digits for the year, beginning this quarter. What played out was worse than our expectations, driven by a shortfall in our Z performance and the associated software stack, primarily in Transaction Processing. In the last few weeks of June, we saw clients shift their quarterly capex spend toward servers, storage, and memory purchases to secure supply-constrained infrastructure ahead of expected price increases. This dynamic impacted client buying patterns. While we anticipated some supply chain related impact in our expectations, we did not anticipate the magnitude of the capex reprioritization. In addition, clients were distracted with rapidly-evolving, industry-wide cybersecurity concerns in the quarter.
These conditions require our teams to execute perfectly, and this quarter we faltered. We did not adapt and move quickly enough, and numerous large deals failed to close on the timelines we expected, driving the majority of our shortfall.

These are not excuses, but they are realities. Our job is to help our clients through uncertainty, to find paths forward to grow their businesses no matter what is happening in the external environment.
While our second-quarter results are disappointing, our performance in many areas showed strength, reinforcing the conviction we have in our portfolio and strategy.
-Within Software, Red Hat revenue growth accelerated sequentially to 11 percent
-Recent acquisitions including both HashiCorp and Confluent delivered strong performance
-With clients prioritizing infrastructure investments, Distributed Infrastructure had its best performance in reported history, up 37 percent with strong growth in Power and Storage, and a backlog of approximately $500 million exiting the quarter
-Despite challenges this quarter, z17 remains at nearly 130 percent program-to-program, well ahead of z16 which was our strongest program on record, with clients representing 85% of installed MIPs maintaining or growing capacity
-Continued growth in Consulting signings led by strong GenAI contribution
-Productivity initiatives contributed to continued operating (non-GAAP) PTI Margin expansion in the quarter
Importantly, we continue to innovate at speed and scale. After the introduction of Mythos, our teams across IBM and Red Hat quickly mobilized to take advantage of an unprecedented opportunity, launching Lightwell. Lightwell is a $5 billion commitment backed by new frontier AI capabilities and a global force of more than 20,000 engineers creating a trusted enterprise clearinghouse to address open source software vulnerabilities. Early adopters include organizations like Bank of America, BNY, Citi, Goldman Sachs, JPMorganChase, Mastercard, Morgan Stanley, Royal Bank of Canada, State Street, Visa, Wells Fargo and more. General availability of Lightwell was announced on July 8.
Finally, quantum computing is no longer decades away, it is upon us, and we are investing aggressively. Recently, with the U.S. Department of Commerce, we announced a letter of intent to build Anderon, the world’s first pure-play quantum wafer foundry supported by $1 billion in CHIPS incentives provided by the DoC and a $1 billion cash contribution by IBM. Shortly after that, we disclosed plans to invest more than $10 billion in quantum over the next five years, spanning R&D, capex, manufacturing scaling, M&A and ecosystem expansion. We remain on track to deliver the first large-scale fault-tolerant quantum computer by 2029.
While performance in the quarter was below our expectations, we have conviction in the strength of our portfolio and the strategic transformation of our business. To remedy challenges this quarter, we are undertaking new initiatives and accelerating others, all to improve our results going forward. We will hold our regularly scheduled conference call with you all on July 22, 2026, at 5PM ET to go into deeper detail and discuss our full-year expectations.

Arvind Krishna
Chairman, President and Chief Executive Officer, IBM

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this letter may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and divestitures, including integration challenges, failure to achieve objectives, the assumption or retention of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product and service quality issues; the development and use of AI, including the company's increased AI solutions and use of AI technologies; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data protection considerations; adverse effects related to climate change and other environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference.

Any forward-looking statement in this letter speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.
Presentation of Information in this Letter
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this letter the following non-GAAP information, which management believes provides useful information to investors:
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables.
The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this letter and is being submitted today to the SEC.

Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled for Wednesday, July 22, 2026 at 5:00 p.m. ET. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-2q26. Presentation charts will be available shortly before the Webcast.
Selected Financial Information Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

Tim Davidson 914-844-7847
tfdavids@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; $ in millions except per share amounts)

	Three Months Ended June 30, 2026
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Operating (Non-GAAP)
Gross profit	$9,907	$287		$—		$10,194
Gross profit margin	57.7%	1.7	pts	—	pts	59.4%
Pre-tax income from continuing operations	2,479	716		96		3,290
Pre-tax income margin from continuing operations	14.4%	4.2	pts	0.6	pts	19.2%
Diluted earnings per share: continuing operations	$2.27	$0.58		$0.08		$2.93

	Three Months Ended June 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Operating (Non-GAAP)
Gross profit	$9,977	$225		$—		$10,202
Gross profit margin	58.8%	1.3	pts	—	pts	60.1%
Pre-tax income from continuing operations	2,597	575		25		3,197
Pre-tax income margin from continuing operations	15.3%	3.4	pts	0.1	pts	18.8%
Diluted earnings per share: continuing operations	$2.31	$0.47		$0.02		$2.80

(1)Includes amortization of acquired intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration, and pre-closing charges, such as financing costs.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO FREE CASH FLOW RECONCILIATION
(Unaudited)

($ in millions)	Six Months Ended June 30, 2026
Net cash provided by operating activities per GAAP	$7,766

Less: change in IBM Financing receivables	2,264

Net cash from operating activities excl. IBM Financing receivables	5,503

Capital expenditures, net	(743)

Free cash flow	$4,760